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                                                                  EXHIBIT 10(mm)

                                     ACCESS
                                W O R L D W I D E

Contact:

         Access Worldwide Communications, Inc.
         (561) 226-5000
         John Hamerski
         Executive Vice President & CFO
         jack@accesstms.com
         www.accessww.com


                    ACCESS WORLDWIDE NEGOTIATES NEW AGREEMENT
                            WITH EXISTING BANK GROUP
                 - Company Secures Funding For Growth Projects -

BOCA RATON, FL - April 9, 2001 - Access Worldwide Communications, Inc. (Nasdaq:
AWWC), a leading marketing services organization, today reported the negotiation of a new two-year agreement with the Company's bank group.

The agreement extends the current loan arrangement (which was due to expire this summer) through January 2, 2003. The agreement increases the Company's revolving commitment line to $18.5 million through September 30, 2001, with periodic reductions thereafter, and provides funding for $4.0 million in capital expenditures during the current year.

The payment schedule has been modified under the agreement, requiring no monthly installments of principal until January 1, 2002, at which time monthly principal payments in the amount of $350,000 will commence and continue through December 31, 2002, with the remaining outstanding balance due on January 2, 2003. An additional payment of $3.0 million in principal is due on March 31, 2002. As of December 31, 2000, the Company's debt stood at $37.7 million. The effective interest rate will remain at prime plus 4%.

Additionally, the new agreement requires the hiring of an investment banker by May 15, 2001 to explore strategic alternatives, and provides for the issuance of warrants to the lenders in the amount of 12% of the common equity if the Company does not pay down at least 60% of the principal by March 30, 2002.

"The Company's financial achievements in 2000 that included record annual revenue performance and an 89% improvement in our EBITDA helped to make this agreement possible," remarked Michael Dinkins, Chairman and Chief Executive Officer of Access Worldwide. "We now have an agreement that allows us to continue our investments in our sample fulfillment operation, upgrade our pharmaceutical telemarketing center and move our multicultural call center to a lower cost location."

"These investments will fundamentally change for the better how we do business at Access Worldwide," commented John Hamerski, Executive Vice President and Chief Financial Officer of Access Worldwide. "We will have more efficient and scalable operations as a result of these investments."

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Founded in 1983, Access Worldwide provides a variety of sales, marketing,
Internet and education services to more than 100 clients. Among other things, the Company reaches physicians, pharmacists and patients on behalf of pharmaceutical clients, educating them on new drugs, prescribing indications, medical procedures and disease management programs. The Company's services include medical education, product stocking, database management, teleservices and sample and literature fulfillment. For clients in the telecommunications, financial services and consumer products industries, Access Worldwide reaches the growing multicultural markets with multilingual telemarketing, strategic planning and market research services. Access Worldwide is headquartered in Boca Raton, Florida and has over 1,300 employees in offices throughout the United States.

This release contains forward-looking statements within the meanings of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. These statements represent the Company's current expectations, beliefs, future plans and strategies, anticipated events or trends concerning matters that are not historical facts. Such forward-looking statements include, among others, statements regarding proposed activities pursuant to agreements with clients; future plans relating to the Company's growth strategy and business strategy; and trends or proposals of clients or relating to the industries in which Access Worldwide serves. Such statements involve known or unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, include, but are not limited to, the following: reliance on a limited number of major customers; the need for management of any growth that is achieved; competition from other third-party providers and those of the Company's clients and prospective clients who may decide to do the work that the Company does in-house; industry consolidation which reduces the number of clients that the Company is able to serve; potential consumer saturation reducing the need for the Company's services; the Company's ability to comply with current credit arrangements; the Company's ability to launch new products or enter into strategic alliance agreements on a timely basis or at all; possible loss of Nasdaq listing privileges; and the possible limited duration of significant agreements with the Company's clients. For a more detailed discussion of these factors and others that could affect the Company's results, see the Company's filings with the Securities and Exchange Commission including the risk factors section of Access Worldwide's Annual Report on Form 10-K for the year ended December 31, 1999.

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